                                   PLEDGE AGREEMENT


          PLEDGE AGREEMENT, dated as of December 31, 1997 (as amended from time to time, the "AGREEMENT"), by and between Informix Corporation, a Delaware corporation (the "PLEDGOR") and BankBoston, N.A., a national banking association ("BANKBOSTON"), acting through its agency, as collateral agent and representative for the institutions that now or in the future are parties to the Credit Agreement described below (the "LENDERS") and BankBoston in its capacity as L/C Issuer (in such capacity, the "L/C ISSUER") and beneficiaries under the Guaranty as described below (in such agency capacity, BankBoston or any successor in such capacity is referred to herein as the "AGENT"). The Lenders, the L/C Issuer and the Agent are collectively referred to herein as the "SECURED PARTIES".

                                   R E C I T A L S

          A. Pursuant to a Senior Secured Credit Agreement dated December 31, 1997 (as amended from time to time, the "CREDIT AGREEMENT") by and among Informix Software, Inc. (the "BORROWER"), Canadian Imperial Bank of Commerce as syndication agent (the "SYNDICATION AGENT"), and the Secured Parties, the Lenders and the L/C Issuer have agreed to make credit facilities in an aggregate amount of $75,000,000 available to the Borrower, subject to the terms and conditions set forth therein.

          B. Pursuant to a Continuing Guaranty, dated as of December 31, 1997 (as amended from time to time, the "GUARANTY"), by the Pledgor in favor of the Syndication Agent and the Secured Parties, the Pledgor has guaranteed the Obligations of the Borrower to of the Syndication Agent and the Secured Parties.

          C. It is a condition to the extension of such credit facilities to the Borrower that the Collateral described herein be pledged in support of the Pledgor's obligations under the Guaranty to the Secured Parties as set forth herein.

                                  A G R E E M E N T

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                     ARTICLE 1.

                           DEFINITIONS AND RELATED MATTERS

          SECTION 1.1.  DEFINITIONS.

          Terms with initial capital letters not otherwise defined herein (including "LOAN DOCUMENTS" and "LIEN") have the respective meanings set forth in the Credit Agreement. In addition, the following terms with initial capital letters have the following meanings:

          "ACCELERATION" is defined in Section 5.2.

          "AGENT" is defined in the preamble.

          "AGREEMENT" is defined in the preamble.

          "CHARGES" means all federal, state, county, city, municipal or other Taxes, levies, assessments or charges that, if not paid when due, may result in a Lien of any Governmental Authority against Collateral.

          "CHANGE OF CONTROL" means the acquisition, directly or indirectly, by any person (as defined in Section 13(d)(3) of the Exchange Act), of 50% or more of the total voting power in the aggregate of all classes of common stock or other equity securities of the Pledgor, then outstanding or the power, directly or indirectly, to direct or cause the direction of the management and policies of the Pledgor, whether through the ownership of voting securities, by contract, or otherwise.

          "COLLATERAL" is defined in Section 2.1.

          "CREDIT AGREEMENT" is defined in the Recitals.

          "DEFAULT" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

          "EVENT OF DEFAULT" is defined in Section 5.1.

          "GUARANTY" is defined in the Recitals.

          "LENDERS" is defined in the preamble.

          "OFFICERS' CERTIFICATE" means, with respect to the Pledgor, a certificate signed by the Chief Executive Officer, the President or any Vice President, and by the Chief Financial Officer or the Treasurer or any Assistant Treasurer, of the Pledgor and delivered to the Agent.

          "PERMITTED SALE" is defined in Section 4.7.


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

          "PLEDGED COLLATERAL" is defined in Section 4.1.

          "PLEDGED STOCK" shares of capital stock described on Schedule B-1.

          "PLEDGOR" is defined in the preamble.

          "PROCEEDS" is defined in Section 2.1.

          "REQUIRED SECURED PARTIES" means (i) with respect to any vote or action taken with respect to any default or waiver of any of the Borrower's covenants or other obligations contained in Sections 6.2 through 6.7 (but not including Section 6.4.1), 6.11, 6.15, 7.1.2, and 7.1.9 through 7.1.12 of the
Credit Agreement during any period in which the Level I Pricing contained in
Schedule 1.1.E of the Credit Agreement shall be in effect, Lenders having 100% of the aggregate amount of the Commitments or (ii) with respect to Section 7.2.2 of the Credit Agreement or any other matter, any three or more Lenders having at least 66-2/3% of the aggregate amount of the Commitments or, if the Revolving Commitments have terminated, any three or more Lenders holding at least 66-2/3% of the sum of (a) the aggregate unpaid principal amount of the Revolving Loans PLUS (b) the aggregate amount of all Letter of Credit Liability..

          "SECURED OBLIGATIONS" is defined in Section 2.2.

          "SECURED PARTIES" is defined in the preamble.

          "SECURITY INTEREST" is defined in Section 2.1.

          "SUPPLEMENTAL DOCUMENTATION" means financing statements, continuation statements, consents, acknowledgments, assignments, schedules of Collateral and other instruments or documents necessary or requested by the Agent (i) to perfect and maintain perfected the Security Interest on any Collateral, or
(ii) so that the Agent receives all interest, dividends and distributions from time to time paid with respect to, and all other Proceeds of, all Collateral the Agent is entitled to receive hereunder.

          "UCC" means the Uniform Commercial Code (as amended from time to time) of the State of California.

          SECTION 1.2.  RELATED MATTERS.

          1.2.1. TERMS USED IN THE UCC. Unless the context clearly otherwise requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 9 or 8 (or any equivalent subpart) of the UCC have the same meanings herein.

          1.2.2. GOVERNING LAW. Except to the extent otherwise required under Applicable Law, the UCC shall govern the attachment, perfection, priority and enforcement of the Security Interest and all other matters to which the UCC applies


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

pursuant to the terms thereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (other than choice of law rules that would require the application of the laws of any other jurisdiction).

          1.2.3. HEADINGS. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

          1.2.4. SEVERABILITY. If any provision of this Agreement or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.

          1.2.5. EXHIBITS, ETC. All of the appendices, exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.

          1.2.6. NO PARTY DEEMED DRAFTER. None of the parties to this Agreement shall be deemed to be the drafter of this Agreement, and this Agreement shall not be interpreted in favor of or against any party hereto.

          1.2.7. TIME OF THE ESSENCE. Time and exactitude in the performance of each of the covenants, conditions and agreements contained in this Agreement are hereby declared to be of the essence.

          1.2.8. INTERPRETATION. Section 1.2. of the Credit Agreement shall govern the interpretation of this Agreement and is hereby incorporated herein by reference, PROVIDED that (i) all references therein to any "Lender" shall be read as being to any Secured Party, and (ii) all references therein as being to "Guarantor" shall be read as being to Pledgor.


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

                                      ARTICLE 2.

                      THE SECURITY INTEREST; SECURED OBLIGATIONS

          SECTION 2.1. SECURITY INTEREST. To secure the payment and performance of the Secured Obligations as and when due, the Pledgor hereby conveys, pledges, assigns and transfers to the Agent, and grants to the Agent, as agent and representative for the equal and ratable benefit of the Secured Parties, a security interest (the "SECURITY INTEREST") in, all right, title, claim and interest of the Pledgor in and to the following property, whether now owned and existing or hereafter acquired or arising, and wherever located (such property being, collectively, the "COLLATERAL"):

          2.1.1. The Pledged Stock and all certificates and instruments representing or evidencing the Pledged Stock, together with all interest coupons (if any) attached thereto;

          2.1.2. Any and all additions to or replacements for any of the foregoing;

          2.1.3. Any and all rights, powers, remedies and privileges of the Pledgor under or with respect to any of the foregoing;

          2.1.4. Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including any and all cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of the foregoing (collectively, the "PROCEEDS"). "PROCEEDS" shall include (i) any options, warrants, securities or other property issued or delivered by the issuer of or obligor on any Collateral as a stock dividend or distribution in connection with any reclassification, increase or reduction of capital or issued or delivered in connection with any merger or other reorganization, and (ii) any property received upon the liquidation or dissolution of any issuer of or obligor on any Collateral or upon or in respect of any distribution of capital.

          SECTION 2.2. SECURED OBLIGATIONS. The Security Interest shall secure, for the equal and ratable benefit of the Secured Parties, the due and punctual payment of any and all present and future obligations and liabilities of the Pledgor of every type or description:

          (a) to any Secured Party, or any of its successors or assigns,

               (i) whether arising under or in connection with the Guaranty and this Agreement;

               (ii) whether for money borrowed, in respect of letters of credit, for goods and services delivered or rendered, or other amounts in connection with the Guaranty;

               (iii) whether for principal, interest, letter of credit or other reimbursement obligations, cash collateral cover, fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) in connection with the Guaranty, including for reimbursement of amounts that may be advanced or expended by the Agent (A) to satisfy amounts required to be paid by the Pledgor under this Agreement, the Guaranty or any other Loan Document for claims and Charges, together with interest thereon to the extent provided, or
(B) to maintain or preserve any Collateral or to create, perfect, continue or protect any Collateral or the Security Interest therein, or its priority; and

               (iv) whether or not evidenced by one or more instruments, documents, agreements or other writings; or

          (b) or any Person entitled to indemnification from Pledgor under this Agreement or the other Loan Documents for amounts owing with respect to such indemnification,

          in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described in this Section 2.2. are collectively referred to as the "SECURED OBLIGATIONS").

                                     ARTICLE 3.

                            WARRANTIES AND REPRESENTATIONS

          The Pledgor represents and warrants that all representations and warranties made with respect to it, its assets and its obligations in Article 3 of the Guaranty or made by the Borrower in Article IV of the Credit Agreement are true and correct and makes the following additional representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section 6.7.

          SECTION 3.1. FILINGS, ETC. Duly executed financing statements containing a correct description of the Collateral have been delivered to the Agent for filing in every governmental office in every state, county and other jurisdiction in which the principal place of business or the chief executive office of the Pledgor is located, to the extent necessary to establish a valid and perfected Lien in favor of the Agent in all Collateral in which a Lien may be perfected by filing, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

          SECTION 3.2. LOCATIONS AND NAMES. Schedule 3.2. indicates (a) the Pledgor's chief executive office and principal place of business on the date hereof and at any time during the last four months, (b) all other places of business of the Pledgor on the date hereof or at any time during the last four months, and all other locations at which any tangible Collateral or books and records related to any Collateral, including computer programs, printouts and other computer materials, are now located or were located during the past four months, (c) the Pledgor's federal tax identification number, and (d) all prior or current trade or legal names used to identify the Pledgor in its business or in the ownership of its properties.

          0.1. TITLE TO COLLATERAL; VALIDITY AND PERFECTION OF SECURITY INTEREST; ABSENCE OF OTHER LIENS.

          3.3.1. The Pledgor has good and marketable title to all Collateral. The Security Interest constitutes a valid and, upon delivery of all Pledged Collateral to the Secured Party Pursuant to Section 4.1. hereof and the filing of financing statements covering the Collateral with the appropriate Governmental Authorities in the United States, perfected Lien in all of the Collateral and secures payment and performance of the Secured Obligations.

          3.3.2. The Collateral is free and clear of all Liens other than the Security Interest. Except for financing statements in favor of the Agent, the Pledgor has not executed or permitted to be filed any financing statement covering any Collateral.

          SECTION 3.4. REGARDING THE PLEDGED STOCK. Schedule 3.4. sets forth the number of authorized and the number of issued shares of each class of Capital Stock of each issuer of Pledged Stock. All outstanding Capital Stock of each such issuer has been duly authorized, validly issued and is fully paid and non-assessable. There are no outstanding options, warrants, convertible securities or other rights, contingent or absolute, to acquire any Capital Stock of any such issuer, except as set forth on Schedule 3.4.

                                     ARTICLE 4.

                               COVENANTS AND AGREEMENTS

          SECTION 4.1.  DELIVERY OF PLEDGED COLLATERAL, ETC.

          4.1.1. On the date hereof, the Pledgor is delivering to the Agent all Collateral consisting of certificated securities, instruments or the like the physical possession of which is necessary in order for the Security Interest to be perfected or delivery of which was requested by the Agent to assure the priority of the Security Interest therein (such Collateral being "PLEDGED COLLATERAL"). The Pledgor shall deliver to the Agent promptly after acquisition thereof all Pledged Collateral acquired after the date hereof. All Pledged Collateral shall be in suitable form for transfer by delivery, or be duly endorsed to the order of the Agent or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Agent or its nominee any or all of the Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          4.1.2. Without limitation of subsection (a) above, if the Pledgor receives or becomes entitled to receive any securities issued by any issuer of Pledged Stock, or any successor thereto, in any manner in substitution for or in addition to the Pledged Stock, or if the Pledgor shall become entitled to receive or shall receive any securities or other property in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Stock or any other Collateral, the Pledgor shall receive the same as the agent for the Agent, and shall hold the same in trust for and deliver the same promptly to the Agent in the exact form in which received, together with appropriate instruments of transfer or assignments in blank, to be held by the Agent as Collateral hereunder.

          Section 4.2. FURTHER ASSURANCES. The Pledgor shall, at its own expense, perform on request of the Agent, such acts as may be necessary or advisable in the opinion of the Agent, or that the Agent may request at any time, to assure the attachment, perfection and first priority of the Security Interest, to exercise the rights and remedies of the Secured Parties hereunder or to carry out the intent of this Agreement. Without limitation, at the Agent's request, the Pledgor shall execute and deliver (or cause any third party to execute and deliver) to the Agent, at any time and from time to time, all Supplemental Documentation that the Agent may reasonably request, in form and substance reasonably acceptable to the Agent. The Pledgor agrees that a photocopy of this Agreement or of a financing statement is sufficient as a financing statement.

          SECTION 4.3. POWER OF ATTORNEY. The Pledgor hereby irrevocably appoints the Agent and its employees and agents as the Pledgor's true and lawful attorneys-in-fact, with full power of substitution, to do (a) all things required to be done by the Pledgor under this Agreement or the other Loan Documents, and (b) to do all things that the Agent may deem necessary or advisable to assure the attachment, perfection and first priority of the Security Interest or otherwise to exercise the rights and remedies of the Secured Parties hereunder or carry out the intent of this Agreement, in each case irrespective of whether a Default or Event of Default then exists (except as otherwise provided herein) and at the Pledgor's expense. Without limitation, the Agent and its officers and agents shall be entitled to do all of the following, as fully as the Pledgor might:

          4.3.1. to sign the name of the Pledgor on any Supplemental Documentation and to deliver and file such Supplemental Documentation to or with such Persons as the Agent, in its sole discretion, may elect; and

          4.3.2. to affix, by facsimile signature or otherwise, the general or special endorsement of the Pledgor, in such manner as the Agent shall deem advisable, to any Pledged Collateral that has been delivered to or obtained by the Agent without appropriate endorsement or assignment.

          The Agent shall be under no obligation whatsoever to take any of the foregoing actions, and absent bad faith or willful misconduct, the Agent and its shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Agreement shall be conclusive evidence of the Agent's right to act under this Section 4.3. as against all third parties.

          SECTION 4.4. CHANGES OF LOCATIONS OF COLLATERAL, OFFICES, NAME OR STRUCTURE. The Pledgor shall not adopt a trade name or change its name, chief executive office, principal place of business, identity or structure without 30 days prior written notice to the Agent.

          SECTION 4.5.  PAYMENT OF CHARGES AND CLAIMS.  The Pledgor shall pay
(a) all Charges imposed upon any Collateral, and (b) all claims that have become due and payable and, under Applicable Law, have or may become Liens upon any Collateral, in each case before any material penalty shall be incurred with respect thereto; PROVIDED THAT, unless foreclosure, levy or similar proceedings shall have commenced, the Pledgor need not pay or discharge any such Charges or claims so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as adequate reserves therefor have been established in accordance with GAAP. If the

Pledgor fails to pay or obtain the discharge of any Charge, claim or Lien required to be paid or discharged under this Section and asserted against any Collateral having a material fair market value or involving a material disputed amount, the Pledgor shall so notify the Agent and, regardless of whether such notice is given, the Agent may, at any time and from time to time, in its sole discretion and without waiving or releasing any obligation of the Pledgor under this Agreement or the other Loan Documents or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as the Agent deems advisable; PROVIDED, HOWEVER, that the Agent shall in any event first have given the Pledgor written notice of its intent to do the same and the Pledgor shall not have, within 15 days of such notice, paid such claim or obtained to the Agent's satisfaction the release of the claim or Lien to which such notice relates.

          SECTION 4.6.  DUTY OF CARE; INDEMNIFICATION.

          4.6.1. The Secured Parties shall have no duty of care with respect to the Collateral, except that each Secured Party shall have an obligation to exercise reasonable care with respect to Collateral in its possession; PROVIDED that (i) each Secured Party shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which such Secured Party accords its own property or treatment substantially in accordance with actions requested by the Pledgor in writing, although the such Secured Party shall not be obligated to comply with any such requests, and (ii) the Secured Parties shall have no obligation to take any actions to preserve rights against other parties with respect to any Collateral. Without limitation, the Secured Parties shall (A) bear no risk or expense with respect to any Collateral and (B) have no duty with respect to calls, conversions, presentments, notices or other matters relating to Collateral, or to maximize interest or other returns with respect thereto.

          4.6.2. The Pledgor hereby agrees to indemnify and hold harmless each Secured Party and its directors, officers, employees and agents against any and all claims, actions, liabilities, reasonable costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder (including such obligations and liabilities of the Pledgor for Taxes), except to the extent a court holds in a final and nonappealable judgment that they directly resulted from the gross negligence or willful misconduct of any such Person against and from all such obligations and liabilities.

          4.6.3. The Agent may at any time deliver or redeliver the Collateral or any part thereof to the Pledgor and the receipt of any of the same by the Pledgor shall be complete and full acquittance for the Collateral so delivered, and the Agent thereafter shall be discharged from any liability or responsibility therefor.

          SECTION 4.7. SALE OF COLLATERAL; FURTHER ENCUMBRANCES. The Pledgor shall not sell, lease or otherwise dispose of any Collateral, or any interest therein, or grant or suffer to exist any Lien in or on any Collateral. If any Collateral, or any interest therein, is disposed of in violation of these provisions, the Security Interest shall continue in such Collateral or interest notwithstanding such disposition, the Person to which the Collateral or interest is being transferred shall be bound by this Agreement, and the Pledgor shall deliver all Proceeds thereof to the Agent to be held as Collateral hereunder.

          SECTION 4.8.  VOTING AND OTHER CONSENSUAL RIGHTS; DISTRIBUTIONS.

            4.8.1.  So long as no Event of Default shall exist:

               4.8.1.1. The Pledgor shall be entitled to exercise any and all voting, management and other consensual rights pertaining to any Collateral, for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; PROVIDED, HOWEVER, that the Pledgor shall not exercise any such right if it would result in a "Default" or an "Event of Default" (each as defined in the Credit Agreement), have a Material Adverse Effect on the Borrower, or result in a Default or an Event of Default. Within 10 days of exercising any such right in a manner material to the Secured Parties, the Pledgor shall give notice to the Agent of such exercise and the action taken or approved in connection therewith.

               4.8.1.2. Except as otherwise provided herein, the Pledgor shall be entitled to receive and retain and use free of the Security Interest any and all cash and other property paid or otherwise distributed in respect of the Collateral; PROVIDED, HOWEVER, that any and all (A) dividends and other distributions paid or payable other than in cash or in the form of Pledged Collateral, and (B) cash paid upon or in respect of any of the Collateral upon or in respect of the liquidation or dissolution of any issuer thereof or upon or in respect of any distribution of capital or redemption of exchange of any Collateral, shall be delivered to the Agent, in the exact form received, to be held as Collateral hereunder.

          4.8.2. So long as an Event of Default shall exist, at the sole option of the Agent, any or all rights of the Pledgor to exercise voting, management and other consensual rights and to receive cash and other property distributed in respect of Collateral as permitted by Sections 4.8.1.1 and 4.8.1.2, shall cease, at the option of the Agent, and the Agent, if and when it notifies the Pledgor of the exercise of such option, shall have the sole right to exercise any or all such voting and other consensual rights and receive and to hold as Collateral any or all such cash and other property.

          4.8.3. All cash and other property required to be delivered to the Agent hereunder shall, if received by the Pledgor, be received in trust for the benefit of the Secured Parties, be segregated from the other property of the Pledgor, and promptly be delivered to the Agent in the same form as so received (with any appropriate endorsements or assignments).

          4.8.4. The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection 4.8.1 above.

          4.8.5. The Agent agrees to release promptly to the Pledgor any cash or other property paid or distributed in respect of the Collateral and received by the Agent pursuant to Section 4.8.2. if, prior to the occurrence of an Acceleration, all Defaults and Events of Default are no longer continuing.

                                     ARTICLE 5.

                  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

          SECTION 5.1. EVENT OF DEFAULT. The occurrence of one or more of the following shall constitute an "EVENT OF DEFAULT":

          5.1.1. FAILURE TO MAKE PAYMENTS. The Pledgor shall fail to pay as and when due any amounts payable under the Guaranty within three Business Days of the date when due under the Guaranty; or

          5.1.2. DEFAULT IN OTHER DEBT. Any breach or default (or other event or condition) shall occur under any agreement, indenture or instrument relating to any other Debt with a principal amount in excess of $2,000,000, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of the other Debt (or a Person on behalf of such holder or holders) to cause (upon the giving of notice, the lapse of time or both, or otherwise), such other Debt to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment); or

          5.1.3. BREACH OF COVENANTS. The Pledgor shall fail to perform, comply with or observe any agreement, covenant or obligation under this Agreement or the Guaranty; or

          5.1.4. BREACH OF WARRANTY. Any representation or warranty or certification made or furnished by the Pledgor under any Loan Document shall have been false or incorrect in any material respect when made (or deemed made); or

          5.1.5. INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. There shall be commenced against the Pledgor, an involuntary case seeking the liquidation or reorganization of the Pledgor under the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of the Pledgor or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (a) the Pledgor consents to the institution of the involuntary case or proceeding; (b) such petition commencing the involuntary case or proceeding is not timely controverted; (c) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (d) an order for relief shall have been issued or entered therein; or

          5.1.6. VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Pledgor shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of the Pledgor (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          5.1.7. CHANGE OF CONTROL. A Change of Control shall occur at any time; or

          5.1.8. TERMINATION OF LOAN DOCUMENTS, ETC. Any Loan Document, or any material provision thereof, shall cease to be in full force and effect for any reason, or any Lien in favor of the Agent thereunder shall fail to have the priority required thereunder with respect to any Collateral, except upon a release or termination of such Loan Document or Lien pursuant to the terms thereof; or the Guarantor shall contest or purport to repudiate or disavow any of its obligations under or the validity of enforceability of any Loan Document or any material provision thereof.

          SECTION 5.2. REMEDIES. If (a) upon or after the occurrence of any Event of Default, the Agent elects or is directed by the Required Secured Parties to exercise remedies under this Agreement or (b) there occurs an Event of Default described in Section 5.1 hereof (the occurrence of any such event shall be referred to as an "ACCELERATION"), then, whether or not all the Secured Obligations shall have become immediately due and payable:

          5.2.1. In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, each Secured Party shall have, and may exercise in accordance with the Guaranty and this Agreement, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.

          5.2.2. The Agent shall have the right, all at the Agent's sole option and as the Agent in its discretion may deem necessary or advisable, to do any or all of the following:

               5.2.2.1. following an Acceleration, to foreclose the Security Interest by any available judicial procedure or without judicial process;

               5.2.2.2. following an Acceleration, to notify the issuers of the Pledged Stock that the Pledged Stock has been assigned to the Agent and that all distributions thereon are to be made directly and exclusively to or as specified by the Agent;

               5.2.2.3. following an Acceleration, to collect by legal proceedings or otherwise all dividends, distributions, other sums now or hereafter payable upon or on account of the Collateral;

               5.2.2.4. to enter into any reorganization agreement or any other agreement relating to or affecting the Collateral and, in connection therewith, deposit or surrender control of any Collateral or accept other property in exchange therefor;

               5.2.2.5. to receive, open and dispose of all mail addressed to the Pledgor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, PROVIDED THAT the Agent agrees that it will promptly deliver over to the Pledgor any such opened mail as does not relate to the Collateral; and

               5.2.2.6. to exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral, including rights of conversion, exchange or subscription or other rights or upon the exercise by the Pledgor or the Agent of any right, power or privilege pertaining to the Collateral, the right to deposit and deliver any and all of the Collateral to any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine to be appropriate, all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, power or privilege and shall not be responsible for any failure to do so or delay in so doing.

          5.2.3. The Agent shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by Section 5.4., in lots or in bulk, at any exchange, over the counter or at any of the Agent's offices or elsewhere, for cash or on credit, with or without representations or warranties, all as the Agent, in its discretion, may deem advisable. The Collateral need not be present at any such sales. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser thereof, but the Secured Parties shall not incur any liability in case any such purchaser shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may purchase all or any part of the Collateral at public or, if permitted by Applicable Law, private sale, and in lieu of actual payment of the purchase price, the Agent may apply against such purchase price any amount of the Secured Obligations. The Pledgor agrees that any sale of Collateral conducted by the Agent in accordance with the foregoing provisions of this Section and Section 5.3. shall be deemed to be a commercially reasonable sale under Section 9-504 of the UCC.

          5.2.4. The Agent shall not be required to register or qualify any of the Collateral that constitutes securities under applicable state or federal securities laws in connection with any sale or other disposition thereof if such disposition is effected in a manner that complies with all applicable federal and state securities laws. The Agent shall be authorized at any such disposition (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are "accredited investors" or "qualified institutional buyers" under Applicable Law and purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. If any such Collateral is sold at private sale, the Pledgor agrees that if such Collateral is sold in a manner that the Agent in good faith believes to be reasonable under the circumstances then existing, then (A) the sale shall be deemed to be commercially reasonable in all respects, (B) the Pledgor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (C) the Secured Parties shall not incur any liability or responsibility to the Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Pledgor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Agent of any such Collateral for an amount substantially less than the price that might have been achieved had the Collateral been so traded may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that is privately traded.

          SECTION 5.3.  APPLICATION OF PROCEEDS.

          5.3.1. Any cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral following the occurrence of an Acceleration or otherwise (including insurance proceeds) may be held by the Agent as Collateral and/or then or at any time thereafter applied as follows:

               5.3.1.1. first, to the Agent to pay all advances, charges, costs and expenses payable to the Agent pursuant to Section 6.1.; and

               5.3.1.2. second, to the Agent for application against or on account of the Secured Obligations and disbursement to the other Secured Parties, on a pro rata basis determined by the amount of Secured Obligations then outstanding.

          5.3.2. The Pledgor and any other Person then obligated therefor shall pay to the Agent on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

          5.3.3. Any surplus of cash and any notes and other receivables held by the Agent and remaining after payment in full of all the Secured Obligations shall be reassigned and redelivered as provided in Section 6.7.

          5.3.4. Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to the Agent. The application of proceeds by the Agent shall be without prejudice to the Agent's rights as against the Pledgor or other Persons with respect to any Secured Obligations that may then be or remain unpaid.

          5.3.5. If at any time after an Acceleration the Pledgor receives any collections upon or other Proceeds of any Collateral, whether in the form of cash, notes or otherwise, such Proceeds shall be received in trust for the Secured Parties and the Pledgor shall keep all such Proceeds separate and apart from all other funds and property so as to be capable of identification as the property of the Secured Parties and promptly deliver such Proceeds to the Agent in the identical form received.

          SECTION 5.4. NOTICE. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will send or otherwise make available to the Pledgor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. The Pledgor agrees that any notice required to be given by the Agent of a sale or other disposition of Collateral, or any other intended action by the Agent, that is received in accordance with the provisions set forth in Section 6.4. ten days prior to such proposed action shall constitute commercially reasonable and fair notice thereof to the Pledgor. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section.

                                     ARTICLE 6.

                                       GENERAL

          SECTION 6.1. AGENT'S EXPENSES, INCLUDING ATTORNEYS' FEES. Regardless of the occurrence of a Default or Event of Default, the Pledgor agrees to pay to the Agent any and all reasonable advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that the Agent may incur in connection with (a) the administration of this Agreement, (b) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior Lien or adverse claim against the Collateral or any part thereof that is not permitted hereby, (c) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights, powers or remedies of the Agent under this Agreement or under Applicable Law (including attorneys' fees and expenses incurred by the Agent in the collection of Collateral deposited with the Agent and amounts incurred in connection with the operation, maintenance or foreclosure of the Security Interest) or any workout or restructuring or insolvency or bankruptcy proceeding, or (e) the failure by the Pledgor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand.

          SECTION 6.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Agent and the Pledgor. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

          SECTION 6.3. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Secured Parties under Applicable Law, the other Loan Documents or otherwise. No failure or delay on the part of the Agent in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

          SECTION 6.4. NOTICES, ETC. All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telecopy and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 6.4., notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on Schedule 1.1B to the Credit Agreement or Schedule 5.4 of the Guaranty, as applicable.

          SECTION 6.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of the Pledgor and the Agent and their respective permitted successors and assigns. The Pledgor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

          SECTION 6.6. PAYMENTS SET ASIDE. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Secured Party in connection with any bankruptcy, reorganization or similar proceeding involving the Pledgor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by such Secured Party under any such circumstances, or if any Secured Party elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Pledgor in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

          SECTION 6.7. CONTINUING SECURITY INTEREST; TERMINATION. This Agreement shall create a continuing security interest in the Collateral and, except as provided below, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the indefeasible payment in full of the Secured Obligations. Any investigation at any time made by or on behalf of the Secured Parties shall not diminish the right of the Secured Parties to rely on any such agreements, representations or warranties herein.

          Notwithstanding anything in this Agreement or Applicable Law to the contrary, the agreements of the Pledgor set forth in Sections 4.6.2., and 6.1. shall survive the payment of all other Secured Obligations and the termination of this Agreement. After termination of this Agreement, the Agent shall, upon the request and at the expense of the Pledgor, forthwith assign, transfer and deliver to the Pledgor or its order, against receipt and without recourse to the Secured Parties, such of the Collateral as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, together with proper instruments (including UCC termination statements on Form UCC-2 or such other form as may be appropriate in any jurisdiction) acknowledging the termination of this Agreement.

          SECTION 6.8. WAIVER OF TRIAL BY JURY. THE PLEDGOR AND, BY THEIR ACCEPTANCE OF THIS AGREEMENT, THE SECURED PARTIES, WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INDICATES SUCH ACTION OR ACTIONS.

          SECTION 6.9. WAIVER AND ESTOPPEL. Except as otherwise provided in this Agreement, the Pledgor hereby waives: (a) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever the Agent may do in this regard; (b) notice prior to taking possession or control of any Collateral; (c) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE AGENT TO EXERCISE ANY OF ITS RIGHTS, POWERS OR REMEDIES; (d) the benefit of all valuation, appraisement, redemption and exemption laws; (e) any rights to require marshalling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold;
(f) any set-off; and (g) any rights to require the Agent to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in the Agent's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any Person.

          SECTION 6.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          SECTION 6.11. COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, the Guaranty and the other Loan Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

          SECTION 6.12. LIMITATION OF LIABILITY. No claim shall be made by the Pledgor against the Secured Parties or the Affiliates, directors, officers, employees or agents of the Secured Parties for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement and the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Pledgor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 6.13. CONFLICTING AGREEMENTS; COLLATERAL SPECIFICALLY COVERED BY OTHER AGREEMENTS. To the extent the terms and provisions of this Agreement conflict with the terms and provisions of the Pledge and Security Agreement or any other Collateral Document, the terms and provisions of this Agreement shall govern as they relate to the Collateral.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                      PLEDGOR:

                                      INFORMIX CORPORATION, a Delaware
                                      corporation

                                      By:     /s/ Jean-Yves Dexmier
                                          -------------------------------------

                                      Name:   Jean-Yves Dexmier
                                            -----------------------------------

                                      Title:  Executive VP and CFO
                                             ----------------------------------
                                      AGENT:

                                      BANKBOSTON, N.A., a national banking
                                      association, as Agent

                                      By:     /s/ Mara D. Heymann
                                          -------------------------------------

                                      Name:   Mara D. Heymann
                                            -----------------------------------

                                      Title:  Vice President
                                             ----------------------------------

                                                                    SCHEDULE B-1

                                    PLEDGED STOCK

          100% of the stock of the following subsidiaries is pledged under this
Agreement:

          Informix Software, Inc., a Delaware corporation

          Informix International, Inc., a Delaware corporation

          Illustra Information Technologies, Inc., a Delaware corporation.

          Stanford Technology Group, Inc. a California corporation

          Centerview Software, Inc., a California corporation.

                                                                   SCHEDULE 3.2.

                           SCHEDULE OF LOCATIONS AND NAMES

CHIEF EXECUTIVE OFFICE:

4100 Bohannon Drive
Menlo Park, CA 94025

OTHER PLACES OF BUSINESS (SUBSIDIARIES):


See attached Exhibit

Federal Taxpayer Identification Number: 94-3011736.

Current and prior names include Relational Database Systems, Inc.

                                                                    SCHEDULE 3.4

                      CAPITALIZATION OF ISSUERS OF PLEDGED STOCK

100 common shares of Informix Software, Inc., a Delaware corporation issued to Pledgor.

1,000 common shares of Informix International, Inc., a Delaware corporation issued to Pledgor.

1,000 common shares of llustra Information Technologies, Inc., a Delaware corporation issued to Pledgor.

1,000 common shares of Stanford Technology Group, Inc. a California corporation issued to Pledgor.

1,000 common shares of Centerview Software, Inc., a California corporation issued to Pledgor.


                                          1